Table of Contents

Post-Qualification Offering Circular Amendment No. 4

File No. 024-10822

Preliminary Offering Circular dated February 20, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Smart Decision, Inc.

$5,000,000

500,000,000 SHARES OF CLASS A COMMON STOCK

OFFERED BY THE COMPANY AT $0.01 PER SHARE

This Post-Qualification Offering Circular Amendment No. 4 (this “Offering Circular Amendment No. 4”) amends the offering circular of Smart Decision, Inc., dated July 30, 2018, as last qualified on February 13, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular as expressly set forth herein. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 4, is part of an offering statement (File No. 024-10822) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 4 all the information contained in Offering Circular Amendment No. 1 Offering Circular Amendment No. 2, and Offering Circular Amendment No. 3. Please note that any statement that we make in this Offering Circular Amendment No. 4 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

This is the public offering of securities of Smart Decision, Inc., a Wyoming corporation (the “Company”). We are offering 500,000,000 shares of our Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), at an offering price of $0.01 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 100,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this offering, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Offered Shares under this offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this offering will be available for use by the Company upon acceptance of subscriptions for the Offered Shares by the Company.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A as amended. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of the Offered Shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

This offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Offered Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the Offered Shares on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock currently is quoted on the OTC Markets under the symbol “SDEC.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.01	$5,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.01	$5,000,000

(1)	We are offering the Offered Shares on a continuous basis. See “Distribution – Continuous Offering.”

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best efforts basis primarily through an online platform or otherwise. As there is no minimum offering, upon the approval of any subscription to this offering, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses will be approximately $500,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.01 per share to the Company as consideration for the Class A Common Stock to be issued under the offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, as amended. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is February 20, 2020.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Smart Decision," "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Smart Decision, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the businesses we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Offered Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," the "Company" and/or "Smart Decision" was incorporated on September 5, 2017 under the laws of the State of Wyoming, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

Our offices are located at 1825 Corporate Boulevard NW, Suite 110, Boca Raton, Florida 33431. Our corporate websites are http://www.smartdecisioninc.com and http://www.cbdsmartdecision.com. Our telephone number is (877) 267-6278 and our email address is adam@smartdecisioninc.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

The Offered Shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) of the Exchange Act also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

We have not declared or paid a cash dividend to stockholders since we were organized and we do not intend to pay dividends in the foreseeable future. Our Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

Trading Market

Our Class A Common Stock is quoted on the OTC Pink Open Market under the symbol “SDEC.”

No Plans for Change in Control or Merger

We have no present plans to be acquired or merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

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THE OFFERING

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Issuer:	Smart Decision, Inc.

Securities offered:	A maximum of 500,000,000 shares of our Class A Common Stock, par value $0.0001, at an offering price of $0.01 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Class A Common Stock outstanding before the offering	70,099,187 shares of Class A Common Stock issued and outstanding as of February 13, 2020.

Number of shares of Common Stock to be outstanding after the offering	570,099,187 shares of Class A Common Stock, if the maximum amount of Offered Shares are sold.

Price per share:	$0.01

Maximum offering amount:	500,000,000 shares of Class A Common Stock at $0.01 per share, or $5,000,000. (See “Distribution”)

Trading Market:	Our Class A Common Stock is quoted on the OTC Pink Open Market under the symbol “SDEC.”

Use of proceeds:	If we sell all of the Offered Shares, our net proceeds (after our estimated offering expenses) will be $4,500,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our securities involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our Class A Common Stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Offering Circular. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The public trading market for our Class A Common Stock is volatile and will likely result in higher spreads in stock prices.

Our Class A Common Stock is trading in the over-the-counter market and is quoted on the OTC Pink Open Market. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our Class A Common Stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot ensure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the Offered Shares at the higher price at which the Offered Shares are sold, but subsequently sell the Offered Shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the Offered Shares by the investor, plus brokerage commissions or charges, shareholders could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the shareholder wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our Board of Directors or management; publication of research reports or news stories about us, our competitors, or our industries or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of Class A Common Stock by existing stockholders; and general political and economic conditions.

Lastly, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

Certain provisions of our Articles of Incorporation may affect us and make it more difficult to acquire us.

Certain provisions of our Articles of Incorporation (the “Articles”) and Bylaws may make it more difficult and time consuming to acquire us. This may reduce our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below. See “Company Securities -- Certain Provisions.” Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in our Articles. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over any prevailing market price because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed; the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors. See “Company Securities.”

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Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a four-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. Of the 1,000,000,000 shares of Preferred Stock authorized, we have authorized (of which 4,500 are issued) 50,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The rights and preferences of the Series A Preferred Stock are as follows:

•	Holders of Series A Preferred Stock are not entitled to dividends;

•	At any time, each share of Series A Preferred Stock is convertible into 1,000 shares of Class A Common Stock;

•	The Holders of Series A Preferred Stock are entitled to vote on any matter with the Common Stock and shall receive 1,000 votes per share of Series A Preferred Stock owned; and

•	The Series A Preferred Stock has no liquidation preference to the Common Stock of the Company.

The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Doubts About Ability to Continue as a Going Concern

We are an early stage enterprise and have not commenced planned principal operations. We have had no revenues to date and minimal capitalization. These factors raise substantial doubt about our ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our securities, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

Our management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this Offering Circular. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect revenues and for them to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Class A Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Adam Green and Mr. Eric Gutmann. We currently have employment agreements in place with Messrs. Green and Gutmann, respectively. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of Cannabidiol (“CBD”), lighting, and home supply related technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established CBD, lighting, and home supply companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Class A Common Stock and the Offering

Our Class A Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Common Stock is thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Class A Common Stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our Class A Common Stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Class A Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our Class A Common Stock may be volatile and adversely affected by several factors.

The market price of our Class A Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our Class A Common Stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Common Stock.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Class A Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Class A Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Class A Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Class A Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Class A Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our Articles of Incorporation to issue up to 5,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this Offering Circular, 71,999,187 shares of Common Stock (which includes 70,099,187 shares of Class A Common Stock and 1,900,000 shares of Class B Common Stock). In addition, we are entitled under our Articles of Incorporation to issue up to 1,000,000,000 “blank check” Preferred Stock, of which 4,500 shares of Series A Preferred Stock are presently issued and outstanding. Our Board of Directors may generally issue shares of Common Stock, Preferred Stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our Board of Directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. Our Board of Directors has recently adopted the 2020 Stock Incentive Plan which authorizes the award of 5,000,000 shares of Class A Common Stock. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our Bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares of Class A Common Stock could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and, as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the Commission.

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Our Class A Common Stock is deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Class A Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of our shares.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Commission under Section 13 or 15(d) of the Exchange Act, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under Rule 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by us registering the restricted stock. Although we currently may file either a Form 10 or an S-1 Registration Statement with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that we will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

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Securities analysts may elect not to report on our Class A Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Class A Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Class A Common Stock. If securities analysts do not cover our Class A Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Class A Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Class A Common Stock.

A reverse stock split may decrease the liquidity of the shares of our Class A Common Stock.

The liquidity of the shares of our Class A Common Stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our Class A Common Stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our Class A Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Class A Common Stock may not improve.

Although we believe that a higher market price of our Class A Common Stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control our company, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Our directors, officers and their affiliates beneficially own approximately 55% of our outstanding voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or their affiliates, or the prospect of these sales, could adversely affect the market price of our Class A Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on CBD industry participants, including growers, suppliers and consumers (which all have an effect on our ability to implement our business plan), is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

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There is no assurance that any of our research and development activities will result in any proprietary technology.

We are in the process of developing an algorithm for the CBD market. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 18 years old. However, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we run the risk of liability for use by those under 18 years old.

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its beginning stages and it has not begun to generate revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store;

●	An increase in content that is irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements may discourage user engagement;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the network.

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Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of the products offered on our platform through our algorithm. Consumer perception of those products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and CBD markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the CBD market or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of the products offered through our platform or ingredients of CBD products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products as Schedule 1 controlled substances, it could cause us to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marihuana extracts which may encompass CBD. The DEA has created a separate Administration Controlled Substances Code number for marijuana extract, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in us ceasing operations.

Our business is dependent upon available suppliers on our platform.

We are entering into agreements with suppliers who will make their products available on our platform and have currently not entered into any definitive agreements. Although we do not anticipate difficulty in obtaining suppliers, we can offer no assurance that such difficulties will not arise. The inability of suppliers who participate on our platform to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations as well.

We have no control over the manufacturing and quality of the products we sell.

We do not manufacture any of the products that will be sold through our platform. Consequently, we will have no control over manufacturing practices of those suppliers who. We will put forth considerable efforts to ensure that the products that are sold through our platform are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to defend regulatory or civil claims or take other actions, any of which could have a material adverse effect upon our business.

We face an inherent risk of exposure to product liability claims in the event that the products which are sold through our platform allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products which are sold through our platform allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. We do not currently maintain insurance against product liability claims. A successful claim brought against us could have a material adverse effect upon our business.

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Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating; however, third parties may assert intellectual property claims relating to our technology. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate. As a result, an intellectual property claim against us could adversely affect an investment in us.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the Offered Shares, our net proceeds (after our estimated offering expenses of $500,000) will be $4,500,000. We will use these net proceeds for:

If 25% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $275,000
				Payroll $250,000
				Selling, general and administrative costs $300,000
				Marketing $100,000
				Kiosks/tablets and in-store trials $0
				Travel/trade show costs $100,000
				Working capital $100,000
25%	$1,250,000	$125,000	$1,125,000

If 50% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $700,000
				Payroll $300,000
				Selling, general and administrative costs $375,000
				Marketing $275,000
				Kiosks/tablets and in-store trials $150,000
				Travel/trade show costs $150,000
				Working capital $300,000
50%	$2,500,000	$250,000	$2,250,000

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If 75% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $800,000
				Payroll $400,000
				Selling, general and administrative costs $550,000
				Marketing $475,000
				Kiosks/tablets and in-store trials $300,000
				Travel/trade show costs $225,000
				Working capital $625,000
75%	$3,750,000	$375,000	$3,375,000

If 100% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $1,000,000
				Payroll $500,000
				Selling, general and administrative costs $650,000
				Marketing $675,000
				Kiosks/tablets and in-store trials $425,000
				Travel/trade show costs $350,000
				Working capital $900,000
100%	$5,000,000	$500,000	$4,500,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Offered Shares in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Offered Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Offered Shares, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Class A Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Class A Common Stock after this offering.

Our historical net tangible book value as of December 31, 2018 was a deficit of $43,453 or $(0.0006) per then-outstanding share of our Class A Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Offered Shares in this offering (after deducting estimated offering expenses of $500,000, $375,000, $250,000 and $125,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.01

Historical net tangible book value per share as of December 31, 2018(1)	$0.0006	$0.0006	$0.0006	$0.0006

Increase in net tangible book value per share attributable to new investors in this offering(2)	$0.0084	$0.0080	$0.0074	$0.0061

Net tangible book value per share, after this offering	$0.0078	$0.0074	$0.0068	$0.0055

Dilution per share to new investors	$0.0022	$0.0026	$0.0032	$0.0045

(1)	Based on net tangible book value as of December 31, 2018 of $(43,453) and 72,450,000 outstanding shares of Class A Common Stock as of December 31, 2018.

(2)	After deducting estimated offering expenses of $500,000, $375,000, $250,000 and $125,000, respectively.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

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Pricing of the Offering

Prior to the offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industries in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to “accredited investors” and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the Company or a manager or executive officer of the general partner of the Company;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an Accredited Investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an Accredited Investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our bank account and may dispose of the proceeds in accordance with the “Use of Proceeds.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

We were incorporated on September 5, 2017 and commenced operations immediately thereafter. Having already created an LED algorithm to help consumers select the right LED bulbs/fixtures for their needs, we are developing our patent pending CBD algorithm for the same purpose. Our plug-in will assist CBD consumers to be able to answer a handful of simple questions, that will help direct them in the right direction for their CBD needs.

Recent Developments

On February 16, 2018, the Company amended its Articles of Incorporation to authorize 5,000,000,000 shares of Common Stock having a par value of $0.0001 and to divide its Common Stock into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the Board of Directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

As part of the amendment we also authorized 1,000,000,000 shares of Preferred Stock having a par value of $0.0001 per share. On September 3, 2019, we filed an amendment to our Articles of Incorporation which authorized 50,000 shares of Series A Preferred Stock, which has the rights and preferences, as described herein. As of the date hereof, there are 4,500 shares of Series A Preferred Stock issued and outstanding.

Our Board of Directors is expressly vested with the authority to fix and determine the relative rights and preferences of the shares of each series so established, however, that the rights and preferences of the various series may vary with only respect to the rate of dividend; whether the shares may be called and, if so, the call price and the terms and conditions of call; the amount payable upon the shares in the event of voluntary and involuntary liquidation; sinking fund provisions; the terms and conditions, if any, on which the shares may be converted; voting rights; and whether the shares will be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

As of the date hereof, we have sold a total of 43,740,000 shares of Class A Common Stock to investors under our Regulation A offering at $0.01 per share for total cash consideration of $437,400.

Revenue

We generated no revenues during the year ended December 31, 2018 or for the period from September 5, 2017 (inception) to December 31, 2017.

Net loss

As a result of the foregoing, for the period ended December 31, 2018 and 2017 we recorded a net loss of $97,686 and $12,107. The loss is mainly comprised of accounting and audit fees, legal fees, and the remaining attributable to bank charges, general and administrative, office supplies and software license fees. Currently operating costs exceed revenue because we have no sales during this period. We cannot assure when or if revenue will exceed operating costs.

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Liquidity and Capital Resources

We had cash on hand of $8,983 at December 31, 2018 and $4,009 at December 31, 2017. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations we will need, among other things, additional capital resources. Our management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of Class A Common Stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Cash Flows

Operating Activities

For the year ended December 31, 2018 we used $67,801 of cash in operating activities and for the year ended December 31, 2017, we used $3,191 of cash in operating activities. Our 2018 use of cash primarily consisted of our net loss of $97,686 offset by an increase in our accounts payable and accrued expenses of $29,695 while the 2017 cash primarily consisted of our net loss of $12,107 offset by an increase in accounts payable of $5,541 and stock compensation of $3,375.

Financing Activities

For the year ended December 31, 2018, financing activities provided $72,775 and for the year ended December 31, 2017, financing activities provided $7,200. We received proceeds from the issuance of a convertible note and the sale of our Class A Common Stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely, to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Our summary of significant account policies is presented to assist in understanding our financial statements. The financial statements and the notes are the representation of our management, who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation of stock compensation and the valuation of our deferred tax assets.

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred or beneficial conversion feature values which are recorded as debt discounts. In subsequent periods, borrowings are stated at amortized cost using the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Stock-Based Compensation

We record stock-based compensation in accordance with the guidance in ASC Topic 718 which requires us to recognize expenses related to the fair value of its employee stock and stock option awards. The expenses are generally recognized over the requisite service periods.

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BUSINESS

________

Smart Decision, Inc.

Smart Decision, Inc. (“Smart Decision,” “we,” or the “Company”) was incorporated in Wyoming on September 5, 2017. Our offices are located at 1825 Corporate Blvd. NW #110, Boca Raton, FL 33431, telephone: (877) 267-6278, Fax: (877) 254-6691, websites: http://www.smartdecisioninc.com and http://www.cbdsmartdecision.com, email: adam@smartdecisioninc.com We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Our Business

Change from LED Algorithm to CBD Algorithm

Initially, at our inception, we were engaged in the research and development of an algorithm for the consumer and business LED lighting market. During 2019, our management, after careful analysis of the opportunity in the LED lighting market vs the CBD space decided to change the business direction of the Company and, as the date hereof, we are in the process of developing an algorithm for the CBD market. As with the LED lighting market, CBD is exhibiting strong growth in the consumer sector. At the same time, there is quite a bit of confusion for the consumer, in terms of what CBD product(s) would suit their needs best. CBD is affecting industries as diverse as cosmetics, food and beverage and pharmaceuticals.

In the past few years, CBD has generated considerable headlines as it has become increasingly integrated into mainstream society. BDS Analytics and Arcview Market Research project that the collective market for CBD sales in the United States will surpass $20 billion by 2024. This forecast is a slight increase from the recent forecast made by New York-based investment bank Cowen & Co., which estimated that the market could generate more than $15 billion by 2025.

The forecasts take into account products sold through licensed dispensaries, pharmaceuticals and in the general market retail, which includes cafes, smoke shops, grocery stores, and pharmacies. However, BDS Analytics predicts that the majority of CBD product sales will soon occur in general retail stores instead of cannabis dispensaries. CBD product sales in dispensaries since 2014 have grown at an even faster rate than overall sales in dispensaries. Furthermore, CBD consumers are an average age of 40.

We look to introduce our patent-pending CBD recommendation algorithm by the first quarter of 2020.

Although we are still interested in eventually pursuing an opportunity in the LED lighting market and still maintain a pending patent for our algorithm, we have decided to pursue the opportunity in the CBD market as our sole focus at this time.

CBD Recommendation Algorithm

CBD has taken the United States (and the world for that matter) by storm. With the opiate epidemic in full bloom, consumers have been searching for a way to relieve themselves of all types of ailments in a natural way. Currently, CBD is in its infancy. While CBD’s popularity has gained quite a bit of steam during the past year, there still remains the “unknown” when it comes to consumers ascertaining, “Which is the right CBD for me?” As it currently stands, the U.S. government has not published any type of guidance or rules as to dosing or types of CBD that would be preferential for various ailments. So, at this point, it’s merely “trial and error” when it comes to figuring out which CBD product is right for the consumer. Hence, the need for a CBD Recommendation Algorithm.

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We are developing our patent pending CBD recommendation algorithm for the purpose of assisting consumers of CBD products with selecting the right CBD product. Our plug-in will assist CBD consumers to be able to answer a handful of simple questions, that will help direct them in the right direction for their CBD needs. On July 19, 2019, we filed patent Serial No. 62/876,106 titled “Automated Cannabidiol Product Recommendation System and Method.”

While the CBD recommendation algorithm is simple “question-based,” choices can consist of words, pictures, graphics, videos, etc. The algorithm will be for the most novice potential CBD buyer, who maybe only heard of the word “CBD,” to the consumer that might have done some research and is just as confused as before they even considered CBD as a solution. The algorithm will be both for humans and for pets. The algorithm back-end database would be programmed, so that depending on which answers the consumer selects, it would search from values that have been pre-determined.

Where will data for our CBD recommendation algorithm come from?

•	We are currently negotiating with a handful of CBD collectives that collect data for the CBD industry, most specifically for the manufacturers. We plan on reaching a beneficial deal with the collectives to have data upon launch of the algorithm.

•	We expect our algorithm to be machine learning, so that the more the algorithm is used, the smarter it becomes for future users. While we’d prefer starting with as much already collected data as possible, we understand that it could be limited to start. As such, machine learning will be a key for us.

•	Predictive analytics will be crucial for situations where we might ask a question to start, such as, “What ailment do you have that you’d like to supplement CBD with?” In this case, a consumer might select, “Migraine.” The system should be smart enough to understand that “Pet” CBD products should not be presented as an option.

•	We believe that Artificial Intelligence (“AI”) will prove to be a factor in the speed of the system as the amount of data increases along the way.

The algorithm back-end database would be programmed, so that depending on which answers the consumer selects, it would search from values that have been pre-determined.

Who can benefit from our CBD recommendation algorithm?

Consumers– Obviously, the whole basis of our CBD recommendation algorithm, is to help consumers select the right CBD product(s) for their needs. Currently, the CBD market is in phase of less regulation. Millions of consumers have heard about CBD. Millions of consumers would like to take CBD for their various ailments. However, so many consumers are holding back due to lack of knowledge and lack of knowledge of what to buy. We believe that 99% of the population needs education and assistance when it comes to buying a new type of CBD product. Our CBD recommendation algorithm will help provide consumers added re-assurance they need to take the next step in purchasing CBD products for their various needs.

CBD Manufacturer’s – Most CBD manufacturers are selling direct to the consumer. We believe that having a CBD recommendation algorithm plugin on their sites will help consumers stay on their sites and make a buying decision before navigating away to another confusing site.

Medical Practices – Medical practices (especially orthopedic practices) are starting to carry and sell CBD products from their offices. While consumers might feel better purchasing CBD from a medical practice for obvious reasons, it doesn’t change the fact that doctors do not have the familiarity to recommend the right CBD product/dosages for their patients.

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Online Aggregator – We believe that there will soon be website(s) that act as a “price grabber” for the CBD industry. One group that we have had discussions with will launch a site that will offer CBD products from approximately 50 CBD companies. We feel that the ability for the average consumer to visit their site and answer a handful of questions (through our CBD recommendation algorithm) to dial-in to a specific product or products that specifically suit the consumer’s need will be important and valuable to them.

CBD Retailers – Besides using our CBD recommendation algorithm plug-in that would specifically represent their inventory/product offerings, CBD retailers could also use the plug-in with an in-store kiosk/tablet display where consumers could use our algorithm to make buying decisions on the spot.

Dispensaries – Recreational and medical.

How will consumers use our CBD recommendation algorithm?

•	We envision a “plug-in” that any retailer/seller of CBD would be able to use on their own site and would work directly with their own inventory. They would also be able to highlight (such as a Google search) or change the order of products shown should more than one of their products meet the criteria of consumer’s needs. This way, they could try to unload higher inventory products first. As we know, consumers tend to focus on the first 1–3 choices on a Google search. It would be no different here. This simply gives the reseller more control of what they would like to sell the most.

•	The CBD recommendation algorithm could also be smart phone and location based. For example, let’s say you are about to walk into a store that is selling CBD products, the software would automatically know or simply ask a “yes” or “no” question to make sure you’re at the location the system believes you’re at, and the algorithm for that store would specifically work with the inventory at that specific location. Of course, the retailer would have the option to show products in their entire system as they can bring it into the store in a matter of a day or two should the product only be in-stock in another location.

•	Retail stores, dispensaries, etc. could have a kiosk/tablet running our plug-in that works with what they sell/have in inventory so that by the time the consumer gets to the front of the line, they would know specifically what they want/need.

•	An “aggregator” would be able to use our plug-in to entice the value to all of the CBD companies that they list on their site. They would even have control to decide which CBD company’s products appear first. Or, they could even highlight the top selection(s) if need be.

•	As government regulations continue to develop, we would be able to add their regulations/specifications to the back-end, so that the answers would reflect government data, much in the same way the system would reflect the data points that we add early on and data points that are learned over time.

Lastly, the possibility of a model that works with Shopify and Woo Commerce e-commerce platforms (that account for 85%+ of the CBD market) and use a referral code to collect a fee. We want to remain nimble as this evolves and don’t want to discount or dismiss any possibilities as we grow.  Once the algorithm is complete, we will add a subscription and/or licensing-based model to our revenue stream.

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Is there a need for our CBD recommendation algorithm?

A few years ago, scientists in Israel documented the superior therapeutic properties of CBD-rich cannabis extract compared to single-molecule cannabidiol (CBD).1 While the study compared “botanical preparations” versus “pure single-molecule compounds,” the take-away point of the article for the purposes of our CBD recommendation algorithm, is the study concluded that healing was only observed when CBD was given within a very limited dose range, whereas no beneficial effect was achieved at either lower or higher doses” We believe that this is extremely important to the reasoning behind the creation of our CBD recommendation algorithm.

Available Information

Our websites are www.smartdecisioninc.com and www.cbdsmartdecision.com. We make available through our website additional information on our Company and our products. We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Our Technology and Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite this reliance, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	The skills of our service operations and research and development teams;

•	Our research and development;

•	the real-time connectivity of our service offerings;

•	a continued focus on the improved results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

CBD IP

We are developing our patent pending CBD recommendation algorithm for the purpose of assisting consumers of CBD products with selecting the right CBD product. Our plug-in will assist CBD consumers to be able to answer a handful of simple questions, that will help direct them in the right direction for their CBD needs. On July 19, 2019, we filed patent Serial No. 62/876,106 titled “Automated Cannabidiol Product Recommendation System and Method.”

LED IP

We have acquired rights to one United States patent and one United States patent application. Patent 8,829,773 covers lighting apparatus with light-emitting diode chips and remote phosphor layer. Patent Application 14/854692 covers a method for an LED product filtering engine. This technology covers a user-friendly method for filtering LED products in order to identify a matching design ideal for a specific lighting application described by a user. It relates generally to a method for a product selection engine in relation to light-emitting diode (LED) fixtures. More specifically, this application is a method for assisting consumers in identifying and selecting a proper LED design based on a set needs and preferences.

1 www.projectcbd.org/science/single-compound-vs-whole-plant-cbd

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Seasonality

We do not expect any seasonality in our business.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

Our corporate office is located at 1825 Corporate Boulevard NW, Suite 110, Boca Raton, Florida 33431.

Employees

As of December 31, 2019, we had four employees, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. All our employees have entered agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent.

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2019:

Approximate hours per week for part-time employees

Name and Principal Position	Age	Term of Office	Approximate per week for Part-Time Employees
Adam Green – President, Chairman	49	Since September 2017	60
Eric Gutmann – Secretary-Treasurer, Director	46	Since September 2017	30
Jonathan Morgan – Director	45	Since September 2017	20
Dr. James Edward Dempsey – Director	80	Since September 2017	10-15

Adam Green – President, Chairman

Adam Green is performance-driven sales expert and accomplished executive who has consistently delivered exceptional results. He combines strong business acumen with a transformational leadership style. Adam is adept at managing complex and dynamic work environments including LED product manufacturing, distribution, operations, marketing and supply chain management.

His accomplishments:

•	Mr. Green was one of the first manufacturers in the United States to receive an ETL safety listing for an LED Tube that replaces standard fluorescent tubes. Patent (13/785,827) on the use of remote phosphor in the manufacturing of LED Tubes, slashing manufacturing costs by 40% and increasing the life expectancy of LED Tubes by up to 50%.

•	Patent Pending on a method for an LED Product Filtering Engine that will help consumers select the correct LED bulbs/fixtures for their application and help online and brick-and-mortar retailers sell the proper LED to their customers. Developed sales and marketing strategies for LED distributors and sales agencies that helped increase efficiency and profit margins.

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•	Implemented incentive programs and sales strategy guidelines for inside and outside sales staff to increase production on a monthly basis, increasing sales from $1M to over $13M within 2 years of arrival. In 2012, completed one of the largest LED retrofits at the time in Las Vegas of LED bulbs (30,000 pcs.) for a Station’s Casino property. Worked closely with engineers to insure compatibility with their current lighting control system.

•	Guest lecturer at several colleges and universities to both faculty and students. Helped author an LED test study for the Clark County School District in Nevada, proving that students’ test scores improved in classrooms outfitted with LED lighting.

Eric Gutmann – Secretary-Treasurer, Director

Mr. Gutmann was President and Chief Operating Officer for Natural Synergies, a buying consortium for independent natural food stores throughout the United States. After leaving Natural Synergies Mr. Gutmann became Director of Business Development for Skies International, a distributor of consumer products throughout Central and South America. Mr. Gutmann is an investor in several small start-ups and also manages a family real estate portfolio.

In addition, Mr. Gutmann has been a member of the board of the Jewish Federation of South Palm Beach County and has served as the President of the Board of the Adolph and Rose Levis Jewish Community Center in Boca Raton and continues to serve on their Executive Committee.

Mr. Gutmann graduated with an Honors degree in finance from the University of Florida.

Jonathan Morgan – Director

Jonathan Morgan is a marketing, advertising, design and production of displays, product development, trade show and exhibits, merchandising, promotional products and printing industry expert for the past 24 years and has been an integral Partner at RMI, Inc, and Founder of Happy Head Marketing. RMI, Inc for the past 45 years is one of the top leading Marketing, Advertising, Pos/Pop, Trade Show and Exhibits, Mobile/Smartphone Web Development, Promotional Products and Printing Agency's in the United States.

Mr. Morgan has worked and created programs with companies such as Vespa Scooters, Citibank, Volvo Cars of NA, Ricoh Corp, Yamaha Music Corp, Ovation Guitars, AAA National, Welch’s Fruit Snacks, Fender Guitars, Magnolia Bakery, Barnes and Noble College Bookstores, TechWeb, Sour Jackets Candy, Women In The World and an additional 120+ other companies. These companies hired Jonathan / RMI Inc for a one-stop source for their niche marketing opportunities and programs.

Five years ago, Mr. Morgan founded Happy Head Marketing to serve the Medical/Recreational Cannabis and CBD Industry. Happy Head Marketing is a one-stop source to help develop and manufacture the most unique cartridges, electronic vaporizers, pos/pop displays, and packaging for over 40 well recognized brands seen in the Medical/Recreational Cannabis and CBD Industry. Happy Head Marketing provides the best quality products in the market through our manufacturing, innovation and quality standards. Its team has created and worked with some of the biggest brands in the industry. These brands come to Happy Head Marketing for their relationships to direct and navigate through this unregulated industry. Some of these brands are: Bhang, Beboe, Dixie, Harmony Extracts, Green Roads World, 420 Bar, Cannabis Quencher, Etain Health, Ebbu, and KYND.

Mr. Morgan graduated with a Business Marketing Degree from the University of Hartford. He is a member of or affiliated with the Advertising Specialty Institute, Graphics of the Americas, National Cannabis Industry Association, Marijuana Business Association and SGIA.

Dr. James Edward Dempsey – Director

Dr. Dempsey is a former President of the Georgia Society of Otolaryngology and has served as plant physician for NASA. Dr. Dempsey has practiced in all areas of otolaryngology while maintaining a specific interest in otology.

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Dr. Dempsey attended Shorter College in Rome, Georgia and graduated in 1961 with a Bachelor of Science degree in chemistry. Following college, he obtained his medical degree from the Medical College of Georgia in 1965, and then returned to Rome to complete a one-year internship at Floyd County hospital. In 1966, Dr. Dempsey entered the United States Air Force for two years. In 1969, he began his otolaryngology residency in Atlanta at Emory and Grady Hospitals. Dr. Dempsey is particularly well versed on the science of algorithms, which his patients use to make decisions on a daily basis.

He is Board Certified in Otolaryngology Head and Neck Surgery. He has been a member or affiliated with the American Academy of Otolaryngology Head and Neck Surgery, American Medical Association, Georgia Society of Otolaryngology (past president), Medical Association of Georgia, Crawford W. Long Society, Fellowship of the American College of Surgeons, and the Greater Atlanta Otolaryngology Society.

There are no family relationships among and between our directors, officers, persons nominated or chosen by us to become directors or officers, or beneficial owners of more than 5% of the any class our equity securities.

EXECUTIVE COMPENSATION

______

Employment Agreements

Messrs. Green and Gutmann have each entered into an employment agreement with us for a term of five years. Pursuant to their employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. Each employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. They may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by us of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation of our officers and directors of the Company for the year ended December 31, 2019:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Adam Green, President, Director	$45,500	$0.00	$45,500
Eric Gutmann, Secretary – Treasurer, Director	$20,250	$0.00	$20,250
Jonathan Morgan – Director	$0.00	$0.00	$0.00
Dr. James Edward Dempsey – Director	$0.00	$0.00	$0.00
Total	$65,750	$0.00	$65,750

2020 Stock Incentive Plan

On January 17, 2020, our Board of Directors adopted the 2020 Stock Incentive Plan (the “2020 Plan”). The purposes of the 2020 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

The 2020 Plan is administered by our Board of Directors; however, the Board of Directors may designate administration of the 2020 Plan to a committee consisting of at least two independent directors. Only our employees or of an “Affiliated Company,” as defined in the 2020 Plan, (including members of the Board of Directors if they are our employees or of an Affiliated Company) are eligible to receive incentive stock options under the 2020 Plan. Our employees or of an Affiliated Company, members of the Board of Directors (whether or not employed by us or an Affiliated Company), and “Service Providers,” as defined in the 2020 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2020 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

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No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The 2020 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2020 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 29, 2017, we issued a promissory note to Eric Gutmann in the principal amount of $1,200. The interest rate on the note is 8% per annum and originally matured on November 9, 2018. The maturity date of the note has been extended, through written consent of the parties, to November 9, 2020.

Besides the Employment Agreements and the promissory note issued to Mr. Gutmann, as described above, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between us and any of our officers or directors.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year, there were no transactions involving the Company or any currently proposed transaction, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at our last year-end for its last two fiscal years.

Employment Agreements

Our officers have entered into employment agreements with us for a term of five years. Pursuant to the terms of these employment agreements, they have each agreed to devote a substantial portion of their business and professional time and efforts to our business. Each employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by us of our business plan and achievement by the employee of fixed personal performance objectives.

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The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

Our directors are elected by the shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of our officers or directors has been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of our officers or directors has been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities.

None of our officers or directors has been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated.

None of our officers or directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our Board of Directors currently consists of four members. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a four-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Although we have yet to adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, we plan on adopting a written code of business conduct and ethics soon. Once adopted, we will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

30

PRINCIPAL STOCKHOLDERS

______

The following table gives information on ownership of our securities as of February 10, 2020. The following lists ownership of our Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name(1)	Class A Common Stock	Class B Common Stock	Percentage of Total Class A Common Outstanding(2)	Percentage of Total Class B Common Outstanding	Series A Preferred Stock	Percentage of Total Series A Preferred Outstanding	Percentage of Class A Common Stock Outstanding Assuming All Shares Offered are Sold
Adam Green	17,550,000	1,000,000	25.04%	52.6	0	0	3.08%
Eric Gutmann	14,300,000	900,000	20.40%	47.4	0	0	2.51%
James Edward Dempsey(3)	5,500,000	0	7.85%	0	0	0	*
R&J Holdings(4)	3,000,000	0	4.28%	0	0	0	*
All officers and directors	40,350,000	1,900,000	57.56%	100	0	0	7.08%
MSB Management	6,500,000	0	9.27%	0	0	0	1.14%
GPL Ventures, LLC	1,500,000	0	9.99%(5)	0	4,500	100%	*
Tri-Bridge Ventures, LLC	4,550,000	0	6.50%	0	0	0	*

*Less than 1%.

(1) The address for all shareholders is c/o Smart Decision, Inc., 1825 Corporate Blvd. NW, #110, Boca Raton, FL 33431.

(2) Based on a total of 70,099,187 shares outstanding.

(3) Mr. Dempsey is a director.

(4) R&J Holdings is controlled by Jonathan Morgan, a director.

(5) GPL Ventures, LLC owns convertible promissory notes that convert into no more than 9.99% of the outstanding voting percentage of the Company.

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

The Common Stock is divided into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the Board of Directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

We have never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1,000,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Shares of Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and Wyoming law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

Our Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

32

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

Our Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. Our Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Of the 1,000,000,000 shares of Preferred Stock authorized, we have authorized (of which 4,500 are issued) 50,000 shares of Series A Preferred Stock.

The rights and preferences of the Series A Preferred Stock are as follows:

•	Holders of Series A Preferred Stock are not entitled to dividends;

•	At any time, each share of Series A Preferred Stock is convertible into 1,000 shares of Class A Common Stock;

•	The Holders of Series A Preferred Stock are entitled to vote on any matter with the Common Stock and shall receive 1,000 votes per share of Series A Preferred Stock owned; and

•	The Series A Preferred Stock has no liquidation preference to the Common Stock of the Company.

Certain Provisions

Certain provisions of our Articles of Incorporation and Bylaws may make it more difficult and time-consuming to acquire us, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other "Business Combinations." "Business Combinations" are defined in our Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a "super-majority" vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a four-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

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Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. Of the 1,000,000,000 shares of Preferred Stock authorized, we have authorized (of which 4,500 are issued) 50,000 shares of Series A Preferred Stock.

The rights and preferences of the Series A Preferred Stock are as follows:

•	Holders of Series A Preferred Stock are not entitled to dividends;

•	At any time, each share of Series A Preferred Stock is convertible into 1,000 shares of Class A Common Stock;

•	The Holders of Series A Preferred Stock are entitled to vote on any matter with the Common Stock and shall receive 1,000 votes per share of Series A Preferred Stock owned; and

•	The Series A Preferred Stock has no liquidation preference to the Common Stock of the Company.

The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Our Articles also authorize our Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other "Business Combinations" involving the Company or its subsidiaries. Business Combinations are defined in our Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

Business Combinations with an interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a "Majority of the Continuing Directors"), or (b) certain minimum "fair price" requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non-cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the "super-majority" vote described above or the approval of a Majority of the Continuing Directors as defined above.

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DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

We are offering 500,000,000 shares of our Class A Common Stock, par value $0.0001 (“Common Stock”), at an offering price of $0.01 per share (the “Offered Shares”) by the Company.

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

The Common Stock is divided into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the Board of Directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 5200 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716, Phone: (732) 872-2727. Our transfer agent is registered under the Exchange Act and operates under the regulatory authority of the Commission and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

______

Prior to this offering, there has been a limited market for our Class A Common Stock. Future sales of substantial amounts of our Class A Common Stock, or securities or instruments convertible into our Class A Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Class A Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Class A Common Stock prevailing at that time.

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Rule 144

In general, a person who has beneficially owned restricted shares of our Class A Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Class A Common Stock then outstanding; or

•	the average weekly trading volume of our Class A Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

______

Certain legal matters with respect to the shares of Class A Common Stock offered hereby will be passed upon by Business Legal Advisors, LLC.

EXPERTS

______

The financial statements dated as of December 31, 2018 and 2017 included in this Offering Circular have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Offered Shares. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Offered Shares, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this offering, we may be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the Commission's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the Commission. The address of this site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

SMART DECISION, INC.

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2018 and 2017	F-3

Statements of Operations for the years ended December 31, 2018 and for the period from September 5, 2017 (Inception) to December 31, 2017	F-4

Statement of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2018 and for the period from September 5, 2017 (Inception) to December 31, 2017	F-5

Statements of Cash Flows for the years ended December 31, 2018 and for the period from September 5, 2017 (Inception) to December 31, 2017	F-6

Notes to Financial Statements	F-7 – F-13

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Smart Decision, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Smart Decision, Inc. as of December 31, 2018 and 2017, the related statements of operations, changes in stockholders’ deficit, cash flows and the related notes (collectively referred to as the “financial statements”) for the year ended December 31, 2018 and for the period from September 5, 2017 (inception) through December 31, 2017. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from September 5, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss and cash used in operations of $97,686 and $67,801, respectively, in 2018 and a stockholders’ deficit, accumulated deficit and working capital deficiency of $43,453, $109,793 and $43,453, respectively, at December 31, 2018. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2018.

Boca Raton, Florida

April 29, 2019

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-2

SMART DECISION, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash	$8,983	$4,009
TOTAL CURRENT ASSETS	8,983	4,009

TOTAL ASSETS	$8,983	$4,009

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$751	$–
Accrued expenses	32,994	5,500
Accrued interest	1,491	41
Convertible note	16,000	6,000
Note payable - related party	1,200	1,200
TOTAL CURRENT LIABILITIES	52,436	12,741

Commitments and contingencies (Note 4)

STOCKHOLDERS' DEFICIT
Preferred stock; par value $0.0001; 1,000,000,000 shares authorized; none issued and outstanding	–	–
Common stock; par value $0.0001; 5,000,000,000 shares authorized;
Common stock - Class A; 4,900,000,000 shares designated;72,450,000 and 33,750,000 issued and outstanding at December 31, 2018 and 2017, respectively	7,245	3,375
Common stock - Class B; 100,000,000 shares designated;1,900,000 and none issued and outstanding at December 31, 2018 and 2017, respectively	190	–
Additional paid in capital	58,905	–
Accumulated deficit	(109,793)	(12,107)
TOTAL STOCKHOLDERS' DEFICIT	(43,453)	(8,732)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,983	$4,009

The accompanying notes are an integral part of these financial statements

F-3

SMART DECISION, INC.

STATEMENTS OF OPERATIONS

	Year Ended	For the Period From September 5, 2017 (Inception) to
	December 31, 2018	December 31, 2017

Revenues	$–	$–

OPERATING EXPENSES
Accounting	12,000	3,000
Audit fees	13,239	–
Bank charges	767	62
Compensation	190	3,375
Computer & internet	3,546	81
Consulting fees	12,000	–
Dues & Subscriptions	267	–
Edgar fees	4,326	–
Filing fees	1,636	–
General and administrative	–	473
Investor portal	5,128	–
Legal	26,265	5,000
Meals & entertainment	497	–
Office expense	2,645	–
Office supplies	148	27
Patent expense	2,159	–
Postage	75	–
Professional fees	3,800	–
Rent expense	2,000	–
Software license fees	376	48
Telephone expense	407	–
Transfer agent fees	1,200	–
Travel	3,565	–

Total Operating Expenses	96,236	12,066

LOSS FROM OPERATIONS	(96,236)	(12,066)

OTHER (EXPENSE)
Interest expense	(1,450)	(41)
Total other expense	(1,450)	(41)

LOSS BEFORE INCOME TAX PROVISION	(97,686)	(12,107)

INCOME TAX PROVISION	–	–

NET LOSS	$(97,686)	$(12,107)

NET LOSS PER SHARE	$–	$–

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	63,659,726	33,750,000

The accompanying notes are an integral part of these financial statements

F-4

SMART DECISION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2018 AND

FOR THE PERIOD FROM SEPTEMBER 5, 2017 (INCEPTION) TO DECEMBER 31, 2017

	Common stock - Class A		Common stock - Class B		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	in Capital	Deficit	Total

Shares Issued to Founders for Services	33,750,000	$3,375	–	$–	$–	$–	$3,375

Net loss for the period September 5, 2017 (inception) through December 31, 2017	–	–	–	–	–	(12,107)	(12,107)

Balance, December 31, 2017	33,750,000	$3,375	–	$–	$–	$(12,107)	$(8,732)

Shares issued for services	–	–	1,900,000	190	–	–	190
Shares issued for cash	38,700,000	3,870	–	–	58,905	–	62,775

Net loss for the year ended December 31, 2018	–		–	–	–	(97,686)	(97,686)

Balance December 31, 2018	72,450,000	$7,245	1,900,000	$190	$58,905	$(109,793)	$(43,453)

The accompanying notes are an integral part of these financial statements

F-5

SMART DECISION, INC.

STATEMENTS OF CASH FLOWS

		For the Period From
		September 5, 2017
	Year Ended	(Inception) to
	December 31, 2018	December 31, 2017

Cash Flows from Operating Activities:
Net Loss	$(97,686)	$(12,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	190	3,375
Changes in Operating Assets and Liabilities:
Increase in accounts payable	751	–
Increase in accrued expenses	27,494	5,500
Increase in accrued interest	1,450	41
Net cash used in operating activities	(67,801)	(3,191)

Cash Flows from Financing Activities:
Loan proceeds from convertible debentures	10,000	6,000
Loan from related party	–	1,200
Proceeds from sale of common stock	62,775	–
Net cash provided by financing activities	72,775	7,200

Net Increase in cash	4,974	4,009
Cash at the Beginning of the Period	4,009	–
Cash at the End of the Period	$8,983	$4,009

Supplemental Disclosure:
Cash paid for interest	–	–
Income taxes paid	–	–

The accompanying notes are an integral part of these financial statements

F-6

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1 – Nature of Operations and Basis of Presentation

Smart Decision, Inc. (the “Company”) was incorporated in the state of Wyoming on September 5, 2017. The Company has researched and developed an algorithm for the consumer and business LED Lighting Market. With the Company’s patent pending “Smart Decision” algorithm, consumers should be able to select the right LED bulbs/fixtures by answering a handful of consumer friendly questions.  Ultimately, selecting the right product the first time dramatically cuts down on product returns for retailers and creates a positive purchasing experience for the consumer.  The Company intends to develop additional algorithms for other consumer categories in the future.

Risks and Uncertainties

The Company has not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning development. Additionally, the Company has allocated a substantial portion of time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. The Company has generated no revenue from operations. The Company’s activities during this early stage are subject to significant risks and uncertainties.

Going Concern

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2018, the Company had an accumulated deficit of $109,793, a stockholders’ deficit of $43,453 and a working capital deficiency of $43,453. In 2018, the Company had a net loss and cash used in operating activities of $97,686 and $67,801, respectively, and the Company has not generated any revenues as of the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation of stock compensation and the valuation of our deferred tax assets.

F-7

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

Cash comprises cash held on demand with banks. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. There were no cash equivalents at December 31, 2018 and 2017.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2018 and 2017.

Fair Value Measurements

On September 5, 2017, the Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

F-8

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any recurring or non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred or beneficial conversion feature values which are recorded as debt discounts. In subsequent periods, borrowings are stated at amortized cost using the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. The expenses are generally recognized over the requisite service periods.

Net Income per Share

The Company computes net loss per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the periods ended December 31, 2018 and 2017 there were 160,000,000 and 60,000,000, respectively, potential dilutive securities related to convertible notes.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-9

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 3 – Convertible note and note payable related party

Convertible Note and Note payable related party consist of the following at December 31

	2018	2017
Convertible note dated December 14, 2017, for $6,000, interest accruing at 10%, convertible at the lesser of (i) $0.0001 or (ii) Fifty percent of the lowest trading price in the twenty days prior to the day of conversion, and maturity date of December 14, 2018. Conversion at any date is limited to (i) the number of shares of common stock beneficially held by holder and its affiliates and (ii) 9.99% of outstanding shares of common stock of the company and the note is subject to customary default provisions and liquidated damages of $500 per day per default. On December 13, 2018 the maturity date of the note was extended to December 14, 2019.	$6,000	$6,000

Convertible note dated March 22, 2018, for $20,000 ($10,000 received as of December 31, 2018), interest accruing at 10%, convertible at the lesser of (i) $0.0001 or (ii) Fifty percent of the lowest trading price in the twenty days prior to the day of conversion, and maturity date of March 22, 2019. Conversion at any date is limited to (i) the number of shares of common stock beneficially held by holder and its affiliates and (ii) 9.99% of outstanding shares of common stock of the Company and the note is subject to customary default provisions and liquidated damages of $500 per day per default. On March 21, 2019 the maturity date of the note was extended to March 22, 2020.	$10,000	$–

Note payable – related party, dated October 29, 2017; interest accruing at 8%, maturity November 9, 2018. On November 8, 2018 the maturity date of the note was extended to November 9, 2019	$1,200	$1,200

Total	$17,200	$7,200
Less current portion	$(17,200)	$(7,200)
Long term notes payable	$–	$–

Note 4 – Commitments and Contingencies

On February 15, 2018 the Company entered into an employment agreement with the Company’s CEO. The term of the agreement is for five years and may be extended in one-year increments thereafter. Compensation under the agreement will include a base salary and an annual bonus as determined by the Board of Directors

On February 16, 2018 the Company entered into an employment agreement with the Company’s treasurer. The term of the agreement is for five years and may be extended in one-year increments thereafter. Compensation under the agreement will include a base salary and an annual bonus as determined by the Board of Directors.

On February 22, 2018 the Company entered into an employment agreement with a director of the Company. The agreement may be terminated at the option of the Company for “Cause,” as defined in the agreement. Compensation under the agreement will include a base compensation as determined by the disinterested Board of Directors.

F-10

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On February 28, 2018 the Company entered into an employment agreement with a director of the Company. The agreement may be terminated at the option of the Company for “Cause,” as defined in the agreement. Compensation under the agreement will include a base compensation as determined by the disinterested Board of Directors.

Note 5 - Equity

On February 16, 2018 the Company amended its articles of incorporation to authorize 5,000,000,000 shares of Common Stock having a par value of $0.0001 and to divide its Common Stock into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the board of directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder. The presentation of the authorized and designated shares has been retroactively applied to the balance sheet for the periods presented.

As part of the amendment the Company also added 1,000,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The board of directors is expressly vested with the authority to fix and determine the relative rights and preferences of the shares of each series so established, however, that the rights and preferences of the various series may vary with only respect to the rate of dividend; whether the shares may be called and, if so, the call price and the terms and conditions of call; the amount payable upon the shares in the event of voluntary and involuntary liquidation; sinking fund provisions; the terms and conditions, if any, on which the shares may be converted; voting rights; and whether the shares will be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

In September 2017 the Company granted 33,750,000 Class A common shares to two founders for services. The shares were valued at a nominal value of $0.0001 per share for a total of $3,375 which was charged to compensation expense. As of December 31, 2018 1,950,000 of those shares had not yet been issued by the transfer agent (see Note 8).

On February 6, 2018, the Board of Directors granted the Company’s CEO, 1,000,000 shares of Class B Common, and the Company’s, treasurer, 900,000 shares of Class B Common Stock valued at a nominal $0.0001 per share for services rendered, or $190.

In February 2018 the Company sold 32,750,000 Class A common shares for $0.0001 per share for proceeds of $3,275, and then 5,950,000 Class A Common shares in August through October 2018 for $0.01 per share totaling $59,500.

Note 6 – Income Taxes Payable

As of December 31, 2018, the Company had approximately $109,354 in net operating loss carry forwards for federal income tax purposes of which $12,107 may be carried forward through 2037 and $97,247 may be carried forward indefinitely subject to annual usage limitations.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. The Company is currently using a 21% effective tax rate for our projected available net operating loss carry-forward.  The Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

F-11

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Components of deferred tax assets and liabilities are as follows:

	December 31, 2018	December 31, 2017

Net Operating loss carryforward	$26,848	$1,816

Valuation Allowance	$(26,848)	$(1,816)
Net Deferred Tax Assets	$0	$0

A reconciliation of the effective tax rate with the statutory Federal income tax rate was as follows for the year ended December 31, 2018:

	For the year ended December 31, 2018:		From September 5, 2017 (inception) to December 31, 2017:
Federal statutory rate	(21%	)	(15%	)
State taxes, net of Federal benefit	(4.74%	)	(6%	)
Permanent differences	0.12%		0
Change in valuation allowance	25.62%		21%
Effective tax rate	0%		0%

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet for the coming year and has established a valuation allowance in the amount of $26,848 at December 31, 2018. The valuation allowance increased in 2018 by $25,032.

Note 7 – Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

F-12

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties.

On October 29, 2017 the Company entered into a loan agreement with an officer of the Company for $1,200. The terms of the note are disclosed in Note 3.

On February 6, 2018 LED Technology Group LLC, an affiliate, assigned its patent for a lighting apparatus with light-emitting diode chips and remote phosphor layer to the Company. On February 2, 2018 the CEO and Treasurer of the Company assigned their patent pending for a method for an LED product filtering engine to the Company. There was no consideration paid or due for those assignments.

Note 8 – Subsequent Events

In April 2019, the founders, Adam Green and Eric Gutmann, contributed 1,050,000 and 900,000 Class A common shares back to the Company.

The Company has evaluated events subsequent to the balance sheet date through April 29, 2019 the date these financial statements were available to be issued and has determined there are no other events that would require adjustment to, or disclosure in, the financial statements.

F-13

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description

2.1*	Amended and Restated Articles of Incorporation
2.2	Articles of Amendment
2.3*	Bylaws
3.1*	Specimen Stock Certificate
3.2*****	Form of Lock-up and Resale Restriction Agreement
3.3******	Amendment No. 1 to Lock-up and Resale Restriction Agreement dated effective February 28, 2019 between the Company and GPL Ventures, LLC
3.4	Amendment No. 1 to Lock-up and Resale Restriction Agreement dated effective February 28, 2019 between the Company and Tri-Bridge Ventures, LLC
4.1***	Form of Subscription Agreement
6.1*	Employment Agreement of Adam Green
6.2*	Employment Agreement of Eric Gutmann
6.3**	GPL Convertible Promissory Note dated December 14, 2017
6.4**	GPL Convertible Promissory Note dated March 22, 2018
6.5******	GPL Convertible Promissory Note dated May 20, 2019
6.6	GPL Convertible Promissory Note dated August 22, 2019
6.7	GPL Convertible Promissory Note dated November 27, 2019
6.8	GPL Convertible Promissory Note dated January 9, 2020
6.9**	Gutmann Promissory Note dated October 29, 2017
6.10*****	Note Extension Agreement dated November 8, 2018
6.11*****	Note Extension Agreement dated December 13, 2018
6.12*****	Note Extension Agreement dated March 21, 2019
6.13	Note Extension Agreement dated effective December 14, 2019
6.14	Consulting Agreement dated October 29, 2019 with Beacon Capital, LLC
6.15	2020 Stock Incentive Plan
11.1	Consent of Business Legal Advisors, LLC (included in Exhibit 12.1)
11.2	Consent of Salberg & Co, P.A.
12.1	Opinion of Business Legal Advisors, LLC
16.1*	Patent
16.2*	Patent Application
16.3	Patent Application No. 62/876, 106

__________________

*	Previously filed with the Company’s Form 1-A filed with the SEC on March 23, 2018.
**	Previously filed with the Company’s Form 1-A Amendment filed with the SEC on July 12, 2018.
***	Previously filed with the Company’s Form 1-A Amendment filed with the SEC on July 31, 2018.
****	Previously filed with the Company’s Form 1-A Amendment filed with the SEC on November 26, 2018.
*****	Previously filed with the Company’s Form 1-K filed with the SEC on April 30, 2019.
******	Previously filed with the Company’s Form 1-SA filed with the SEC on September 10, 2019.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on February 20, 2020.

(Exact name of issuer as specified in its charter):	Smart Decision, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Adam Green
Adam Green, Chief Executive Officer (Principal Executive Officer).

Date: February 20, 2020

/s/ Eric Gutmann

Eric Gutmann, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

Date: February 20, 2020

SIGNATURES OF DIRECTORS:

/s/ Adam Green	February 20, 2020
Adam Green, Director	Date

/s/ Eric Gutmann	February 20, 2020
Eric Gutmann, Director	Date

/s/ Jonathan Morgan	February 20, 2020
Jonathan Morgan, Director	Date

/s/ Dr. James Edward Dempsey	February 20, 2020
Dr. James Edward Dempsey, Director	Date

III-2